SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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DREAM MEDIA, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		20-8326081
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

4695 Macarthur Court
11th Floor
Newport Beach, CA 92660
(949) 798-6138
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, $0.001 par value	1,075,000	$1.00	$1,075,000	$115.03

 (1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling securityholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations. Should we have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, determined by the price shares were sold to our shareholders in a private placement memorandum undertaken by us in November 2006.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

DREAM MEDIA, INC.
1,075,000 SHARES OF
COMMON STOCK
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,075,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: February , 2007

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on February 2, 2005. On July 7, 2006, our sole officer and director, Ken Osako obtained all of the shares of 511410, Inc., pursuant to a Stock Purchase Agreement. On October 23, 2006, we changed our name to Dream Media, Inc. to better reflect our current business plan. Dream Media will market and deliver apparel from major American brands to Japanese customers through a free catalog and internet site, facilitating the retail process by the use of a bilingual customer service center. Ken Osako is our sole officer and director, as well as our controlling stockholder. Our main office is located at 4695 MacArthur Court, 11th Floor, Newport Beach, CA 92660 and the telephone number is (949) 798-6138.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (February 2, 2005) through October 31, 2006 are derived from our audited financial statements. The statement of operations and balance sheet data from inception (February 2, 2005) through October 31, 2006 are derived from our unaudited financial statements.

	From Inception- February 2, 2005 through January 31, 2006 (audited)	Nine Months ended October 31, 2006 (unaudited)	Three Months ended October 31, 2006 (unaudited)
STATEMENT OF OPERATIONS

Revenues	0	0	0
General and Administrative Expenses	2,225	1,250	750
Net Loss	(2,225)	(1,250)	(750)

	As of January 31, 2006 (audited)	As of October 31, 2006 (unaudited)
BALANCE SHEET DATA

Cash	0	0
Total Assets	0	6,700
Total Liabilities	2,125	3,375
Stockholders’ Equity/Deficiency	(2,125)	3,325
Total Liability and Stockholder Equity	0	6,700

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

WHERE YOU CAN FIND US

Our main office is located at 4695 MacArthur Court, 11th Floor, Newport Beach, CA 92660 and the telephone number is (949) 798-6138.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in February of 2005. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in marketing our website, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history of marketing our services to the public over the Internet, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current plan of operations. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $300,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we will require additional funds in order to significantly expand our business as set forth in our plan of operations. These funds may not be available or, if available, will be on commercially reasonable terms satisfactory to us. We may not be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms may delay the implementation of an upgrade of our website, launching of new online-dating related features and the execution of our marketing plan o increase our member base.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR SHAREHOLDERS

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not yet begun generating revenue. From inception to October 31, 2006, we have incurred a net loss of $3,475 and an accumulated deficit of $3,475. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our plan of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF KEN OSAKO, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Ken Osako, our sole officer and director. We currently do not have an employment agreement with Mr. Osako. The loss of his services would delay our business operations substantially.

KEN OSAKO’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Ken Osako beneficially owns approximately 88.2% of our common stock. Accordingly, for as long as Mr. Osako continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

The offering price is not an indication of and is not based upon the actual value of Dream Media, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE MAY NEVER HAVE A PUBLIC MARKET FOR OUR COMMON STOCK OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

WE ARE CURRENTLY DEEMED A SHELL COMPANY WITH NOMINAL ASSETS AND OPERATIONS AND IF WE CAN NOT SURVIVE IN THIS BUSINESS WE MAY NEED TO PURSUE OTHER BUSINESS OPPORTUNITIES.

In accordance with Rule 405 of the Securities Act of 1933 we are currently deemed a shell company based upon our nominal assets and operations. Based upon same, our success must be considered in light of the difficulties and expenses we will face in marketing our website, obtaining new clients and obtaining financing to meet the needs of our plan of operations. In the event that we can not successfully implement our business plan we may have to enter into a reverse merger with a private company in an unrelated business which can be undertaken without approval from our unaffiliated shareholders.

FUTURE SALES BY KEN OSAKO MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Ken Osako beneficially owns 6,237,500 shares of our common stock. Sales of our common stock by Mr. Osako into the public market following this offering could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which commenced in November 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,075,000 shares of our common stock held by 40 shareholders. Of such amount we are registering 700,000 shares of our common stock held by 28 shareholders, which were sold to investors in an offering ending in August 2006, at $.001 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. Of these shares, Mr. Osako holds 137,500 through the following entities beneficially controlled by Mr. Osako: Offshore Accounts, Inc. (100,000 shares), Dream Media, Inc., a Nevada corporation (10,000 shares), RM Capital, Inc. (27,500 shares). Mr. Osako beneficially owns a total of 6,237,500 shares, which are held as follows: Strategic Capital Consultants (5,000,000 shares), Offshore Accounts, Inc. (100,000 shares), Dream Media, Inc., a Nevada corporation (10,000 shares), RM Capital, Inc. (27,500 shares), and Ken Osako (1,100,000 shares).

We are also registering 275,000 shares which were issued to 11 shareholders at $1.00 per share, pursuant to an offering ended in November 2006. Such shares were issued pursuant to Regulation D Rule 402 of the Securities Act of 1933. One shareholder, Minoru Miyashita participated in both offerings, purchasing 25,000 shares in the August 2006 offering, and 25,000 shares in the November offering.

We are also registering 100,000 shares of our common stock held by Ken Osako, our sole officer and director, which were purchased by Ken Osako pursuant to a Stock Purchase Agreement with our founder on July 7, 2006. Such shares were issued pursuant to Regulation D Rule 402 of the Securities Act of 1933.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 5, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering	Percent of common stock owned after offering
Kimiko Yamada	25,000	25,000	0	0%
Ranko Kishimoto	25,000	25,000	0	0%
Masaru Naito	25,000	25,000	0	0%
Mineko Kobayashi	25,000	25,000	0	0%
Harumi Kondo	25,000	25,000	0	0%
Yoriko Yoshii	25,000	25,000	0	0%
Yayoi Nakai	25,000	25,000	0	0%
Kazumi Uchida	25,000	25,000	0	0%
Taeko Watanabe	25,000	25,000	0	0%
Kazuko Naito	25,000	25,000	0	0%
Minuro Miyashita	50,000	50,000	0	0%
Yasunori Suenaga	125,000	125,000	0	0%
Shingo Osako	1,000	1,000	0	0%
Yuki Osako	125,000	125,000	0	0%
Riki Osako	125,000	125,000	0	0%
Minuoru Watanabe	2,000	2,000	0	0%
Yusuke Matsuo	2,000	2,000	0	0%
Yoshitaka Shibuki	12,500	12,500	0	0%
Hideaki Yonemura	2,000	2,000	0	0%
Hector Prieto	12,500	12,500	0	0%
Hideaki Kurosawa	12,500	12,500	0	0%
Tadao Mochida	75,000	75,000	0	0%
Shin Kato	1,000	1,000	0	0%
Chikako Kondo	1,000	1,000	0	0%
Harumi Kondo	1,000	1,000	0	0%
Naohumi Kajiki	1,000	1,000	0	0%
Kyoko Kotani	1,000	1,000	0	0%
Mel Oronoz	30,000	30,000	0	0%
Kelly Prieto	1,000	1,000	0	0%
Sachiyo Osako	1,000	1,000	0	0%
Nobuko Tamura	1,000	1,000	0	0%
Chad Leonard	1, 000	1, 000	0	0%
Shinichi Hiwatashi	1,000	1,000	0	0%
Daisuke Maehara	1,000	1,000	0	0%
Yasuichi Hase	1,000	1,000	0	0%
Michiyo Matsuo	1,000	1,000	0	0%
Kenji Osako (1)	6,237,500	237,500	6,000,000	84.81%

(1) Mr. Osako beneficially owns a total of 6,237,500 shares, which are held as follows: Strategic Capital Consultants (5,000,000 shares), Offshore Accounts, Inc. (100,000 shares), Dream Media, Inc., a Nevada corporation (10,000 shares), RM Capital, Inc. (27,500 shares), and Ken Osako (1,100,000 shares). We are registering a total of 237,500 shares held in the following manner: 100,000 shares in the name of Osako: 100,000 shares held by Offshore Accounts, Inc., 10,000 shares held by Dream Media, Inc., a Nevada corporation, and 27,500 shares held by RM Capital, Inc.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of February 5, 2007 is as follows:

NAME	AGE	POSITION

Ken Osako	35	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

KEN OSAKO is our President and Chief Executive Officer as well as Chairman of our Board of Directors. Mr. Osako is 35 years old. From 2004 to the present Mr. Osako has served as CEO of Strategic Capital Consultants, Inc. From 2000 to 2003 Mr. Osako served as President of High Speed Cash, Inc. Mr. Osako served as CFO for Wheels America Advertising, Inc. from 1998 to 2000. From 1996 to 1997 he served as President of Conversion Specialist. From 1995 to 1996 he served as CFO of Morrison Distributors, Inc. Mr. Osako graduated from Oglethorpe University in Atlanta, GA with a Bachelors of Science degree.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of February 5, 2007, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Kenji Osako	6,237,500	88.2%

Common Stock	All executive officers and directors as a group	6,237,500	88.2%

The percent of class is based on 7,075,000 shares of common stock issued and outstanding as of February 5, 2007.

(1)
Ken Osako owns 1,100,000 shares directly, 5,000,000 shares through Strategic Capital Consultants, Inc., 100,000 shares through Offshore Accounts, Inc., 10,000 shares through Dream Media, Inc., a Nevada corporation, and 27,500 through RM Capital, Inc.

DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 50,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of February 5, 2007 7,075,000 shares of common stock are issued and outstanding and held by 41 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 50,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 2, 2005 in the State of Delaware. We issued 1,000,000 shares to Scott Raleigh for cash consideration. Mr. Raleigh was our sole officer and director and is deemed our founder. On July 7, 2006, Mr. Raleigh sold the 100,000 shares of our common stock to Ken Osako for $36,000 and Mr. Osako was appointed as our sole officer and director.

DESCRIPTION OF BUSINESS

General

511410, Inc. was incorporated under the laws of the State of Delaware on February 2, 2005 as a blank check company. On July 7, 2006, our sole officer and director, Ken Osako obtained all of the shares of 511410, Inc., pursuant to a Stock Purchase Agreement. On October 23, 2006, we changed our name to Dream Media, Inc. to better reflect our current business plan. Ken Osako is our sole officer and director, as well as our controlling stockholder. Our main office is located at 4695 MacArthur Court, 11th Floor, Newport Beach, CA 92660 and the telephone number is (949) 798-6138.

Our goal is to provide Japanese consumers access to top American retail brands by providing the means for consumers to overcome the cultural and language barriers currently restricting access to American products. We will undertake services from marketing to delivery. This will also provide American suppliers with access to Japan, one of the world’s largest retail markets.

Japanese consumers do not have direct access to many top American brands, as successful American retail companies are often reluctant to commence operations in Japan due to cultural differences and language barriers. Additionally, foreign companies generally need to make substantial upfront investments to undertake market research on studying consumer behavior. Similarly, language barriers make it difficult for companies to communicate effectively and to create awareness of their products in the Japanese market. Japanese customers also face a language handicap while ordering merchandise directly from the websites of American brands, as the majority of these websites are in English. Dream Media will act as a bridge between Japanese customers and top American brands that do not have a presence in Japan.

Products and Services

Our principal product will be a catalog called “The American Dream,” which will contain listings of products by top American brands that are not readily available in the Japanese market. The 240-page catalog, which will be distributed free of cost in Japan, and will be in Japanese, of which approximately 200 pages will be advertising space. We expect total catalog circulation to reach approximately 2 million shoppers. The catalog will primarily target women, as the company expects the large majority of its customers to be women, as they do much of the shopping in Japan. The catalog will contain three sections targeting different age groups. The first part will target women in the 24-34 age group, the second will target women in the 35-44 age group, and the third will target women in the 45-54 age group.

We will also target customers through a website. The website will be developed in Japan and will contain an online copy of the catalog. The Japanese consumers will have an option to order merchandise directly from the website.

We plan to have a complete operational base in Seattle, consisting of a call center and an order-processing center. The call center staff will be skilled in both English and Japanese in order to facilitate taking orders from Japanese customers, and then forwarding the order to the respective supplier in America. The call center will provide language translation services for choosing the correct sizes of clothing, as Japanese body sizes may vary from that of Americans. The call center staff will also be trained to address the grievances of customers.

Once a customer places an order, the call center will forward the order to the American supplier. The supplier will then ship the merchandise to the processing center in Seattle. Our business model allows this part of the transaction to occur completely in the United States, so that the supplier does not have to worry about international law issues, such as taxes. The processing center, upon receiving the merchandise from the supplier, will pack and ship the product to the Japanese customer. Issues such as taxes will be handled by the Company as a part of this process.

Revenue Streams

We intend to generate revenues from two sources, (1) a mark-up in the actual price of goods ordered through us and (2) the advertising fees paid by companies that list their products in the catalogue. The primary source for revenue will be in the form of a mark-up on goods ordered by Japanese consumers. Initially, the company plans to buy the goods ordered from suppliers at market prices and supply them to customers at a mark-up ranging from 10%-20%. The company will provide customers with services such as size conversion, as American sizes are significantly different from that Japanese sizes. We will also act as a medium for assisting the non-English-speaking Japanese customers by translating the tags and instructions on product use into Japanese. We believe that the Japanese customers will pay this mark-up for the benefit of having easier accessibility to American goods. We will also charge a fee to American companies for advertising their products in the American Dream catalog. We believe that American companies would be willing to pay this fee because such advertising will give them direct access to the Japanese market without spending money on market research and will allow them to overcome the cultural and linguistic differences that normally make access to the Japanese market difficult. Additionally, since the American companies will only be dealing with the Seattle processing center, they will avoid potential international law issues.

Marketing

We will attempt to position ourselves as a bridge between Japanese customers and those American brands that do not have a presence in Japan. The company plans to become a provider of top American brands to Japanese consumers and to also serve as a gateway for American suppliers to the Japanese retail market.

We plan to adopt an aggressive marketing and promotional campaign to lead the company’s growth and to create significant brand equity. We will target top brands in the United States for utilizing the company’s catalog as an advertising medium. Simultaneously, we will target Japanese consumers who we believe are likely to order the advertised American brands through the catalog. We will employee a team of experienced sales professionals responsible for identifying and targeting top brands in the United States that do not have operations in Japan.

We have several strategies for marketing to the Japanese. We hope to utilize convenience stores as a major distribution channel. In Japan, there are currently more than 32,300 convenience stores of major retail chains alone with a large customer influx. By channeling these customers, we hope to distribute 1 million, catalogs through convenience stores. We will also use direct mailing services for catalog distributions. The company plans to purchase customer lists from department stores and directly mail the catalog to them.

Direct marketing, which includes delivery through mail orders, has gained increasing popularity in Japan over the last five years. As the overall apparel industry was shrinking resulting in lower sales at superstores, department stores and convenience stores, Japanese retailers used alternative media to sell their merchandise. This strategy has met with considerable success, and sales from direct marketing channels have been on the rise in the last decade.
Japanese consumers are highly quality-conscious and often place product attributes such as quality, brand and packaging above price. Women consumers use the direct marketing channel more than male consumers. Direct marketing is commonly used for selling products such as clothing, clothing accessories, foods and beverages, household goods, cosmetics, medical devices and entertainment products.

Product catalogs are the most widely used advertising medium among direct marketing companies. Product catalogs are distributed free of cost at department stores, subways, public places or are directly mailed to the customers. The catalogs generally list merchandise along with the price. Customers can directly place orders with the advertising company through a toll-free number.

Internet penetration among direct marketing customers is rapidly increasing. With the increase in Internet penetration, more and more companies are bound to utilize this channel and promote sales through their websites.

We also plan to open a showroom in Tokyo, Japan. We have short-listed three target locations of Ginza, Roppongi and Shinjuku in Tokyo, and will set up a showroom at one of these locations at a later stage. The showroom will be used for displaying the merchandize advertised in the catalog so that the customers can get a feel for the actual product before purchasing.

Competition

Continued advancement in technology and increasing access to that technology is paving the way for growth in direct marketing. The retail apparel market remains relatively open, with most organized players still focusing on Japanese-made merchandise with only a few minority players catering to the demand for American brands.

We believe that we can be well- positioned within the Japanese retail apparel market with our business model of supplying top American brands that are currently not available to Japanese customers. Our exposure to both the Japanese and American cultures gives us a competitive advantage. Traditionally, American companies have stayed away from Japan, citing unfavorable regulatory system, cultural and language barriers. Of late, after several rounds of de-regulation in the retail markets, major foreign players have entered Japan either through joint ventures or strategic alliances. The company will also face competition from established Japanese retail companies. However, we do not expect any direct competition, as most of these players offer only single-branded products. We will offer many brands under one roof and deliver them directly to consumers in their homes.

Employees

We currently have no employees other than Ken Osako our sole officer and director.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Through the first quarter of 2007, we will continue to research the basic infrastructure of mail-order business in Japan. We hope to enter into agreements with companies to print and to deliver catalogs to 2 million targeted prospective customers. We will develop sales tools for soliciting American brands to advertise in our catalog publications. We will then start the marketing process of finding the advertisers for our catalog publications.

In the second quarter of 2007, we will attempt to raise $2 million for working capital and marketing efforts. We anticipate completing the advertising agreement with numerous advertisers and begin producing revenue.

In the third quarter of 2007 we plan to establish the in-bound call center and the warehouse in a city nearby the Tokyo International Airport. We anticipate hiring approximately 30 in-bound sales professionals who have experience as assistant managers at the leading apparel stores in Japan. We plan to also establish a warehouse and the logistics center in the city of Seattle, WA to receive products from US catalog warehouses.

In the fourth quarter of 2007, we hope to raise additional capital of $1million for a pre-launch fashion show at the same venue where the Tokyo fashion show is conducted. Soon after our pre-launch fashion show is conducted, we hope to have our catalogs printed and distributed to 2 million targeted prospective customers. We then hope to start revenue generating operations.

Capital Resources and Liquidity

We are currently financing its operations primarily through funds raised in private placements August 30, 2006 and November 30, 2006. In November 2006, we completed an offering in which we raised a total of $275,000. As of October 31, 2006, we had cash of $0 and as of January 31, 2007 we have cash of $350,000.

We expect to satisfy our cash requirements for the next twelve months through funds raised in our private placements. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our operations to cover our operating expenses. Consequently, there is substantial doubt about our ability to continue to operate as a going concern.

As reflected in the accompanying financial statements, we are in the development stage and has a negative cash flow from operations of $3,475 from inception. This raises substantial doubt about its ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and to implement its strategic plans provide the opportunity for us to continue as a going concern

DESCRIPTION OF PROPERTY

We presently maintain our principal offices at 4695 MacArthur Court, 11th Floor, Newport Beach, CA 92660 and the telephone number is (949) 798-6138.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for $100 for services rendered as out founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.. On July 7, 2006, Scott Raleigh transferred the 100,000 shares to Ken Osako, our current sole officer and director,

In addition, Mr. Osako purchased the following shares inour August 2006 offering at $.001 per share though his affiliated entities: Strategic Capital Consultants (5,000,000 shares), Offshore Accounts, Inc. (100,000 shares), Dream Media, Inc., a Nevada corporation (10,000 shares), and RM Capital, Inc. (27,500 shares).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 41 registered shareholders.

Rule 144 Shares

As of February 5, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2007, the 6,700,000 shares owned by all of our shareholders who received shares pursuant to the August 30, 2006 offering will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After November 30, 2007, the 275,000 shares owned by all of our shareholders who received shares pursuant to the November 30, 2006 offering will be available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 70,750 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

On January 22, 2007 we ended our relationship with our former auditors, Gately & Associates, LLC, Certified Public Accountants, of Altamonte Springs, Florida and hired Webb & Company, P.A., Certified Public Accountants, as our principal accountants. In connection with the audit of our financial statements for the fiscal year ended January 31, 2006, we did not have any disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to their satisfaction, would have caused them to make reference to the disagreement in connection with their report. The report of Gately and Associates, LLC for the fiscal year ended January 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent auditors from Gately and Associates, LLC to Webb & Company, P.A. was approved by our Board of Directors.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 31, 2006.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Kenji Osako, President	2006	$0	$0	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Kenji Osako, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

DREAM MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2006

Dream Media, Inc.
(a development stage company)
Financial Statements Table of Contents

DREAM MEDIA, INC. fka 511410, INC.
(a development stage company)
BALANCE SHEET
As of October 31, 2006

ASSETS

CURRENT ASSETS	10/31/2006 (Unaudited)	1/31/2006 (Audited)

Cash	-	-
Subscription Receivable	6,700

Total Current Assets	6,700	-

TOTAL ASSETS	$6,700	$-

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIENCY

CURRENT LIABILITIES

Accrued Expenses	$3,375	$2,125

Total Current Liabilities	3,375	2,125

TOTAL LIABILITIES	$3,375	$2,125

STOCKHOLDERS' EQUITY DEFICIENCY

Common Stock - Par value $0.001;
Authorized: 100,000,000
Issued and Outstanding: 6,800,000	6,800	100
Additional Paid-In Capital	-	-
Accumulated Deficit During Development Stage	(3,475)	(2,225)

Total Stockholders' Equity Deficiency	3,325	(2,125)

TOTAL LIABILITIES AND EQUITY DEFICIENCY	$6,700	$-

The accompanying notes are an integral part of these financial statements.

DREAM MEDIA, INC. fka 511410, INC.
(a development stage company)
STATEMENT OF OPERATIONS
For the nine and three months ending October 31, 2006 and 2005, and from inception (February 2, 2005) through October 31, 2006
(Unaudited)

	9 MONTHS	3 MONTHS	9 MONTHS	3 MONTHS
	ENDING	ENDING	ENDING	ENDING	FROM
	10/31/2006	10/31/2006	10/31/2005	10/31/2005	INCEPTION

REVENUE	$-	$-	$-	$-	$-

COST OF SERVICES	-	-	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	1,250	750	1,300	325	3,475

NET INCOME (LOSS)	(1,250)	$(750)	(1,300)	$(325)	(3,475)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(2,225)		-		-

ACCUMULATED DEFICIT, ENDING BALANCE	$(3,475)		$(1,300)		$(3,475)

Earnings (loss) per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Weighted average number of common shares	51,511,111	4,488,000	100,000	100,000

The accompanying notes are an integral part of these financial statements.

DREAM MEDIA, INC. fka 511410, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (February 2, 2005) through October 31, 2006
			ACCUM.
			DEFICIT
			DURING
		COMMON	DEVELOPMENT	TOTAL
	SHARES	STOCK	STAGE	EQUITY

Stock Issued on acceptance
of incorporation expenses
February 2, 2005 ($0.001 per share)	100,000	$100	$-	$100

Net Loss			(2,225)	(2,225)

Total, January 31, 2006 (Audited)	100,000	100	(2,225)	(2,125)

Stock Issued for cash on
September 15, 2006 at $0.001
per share on private placement	6,700,000	$6,700	$-	$6,700

Net Loss			(1,250)	(1,250)

Total, October 31, 2006 (Unaudited)	6,800,000	$6,800	$(3,475)	$3,325

The accompanying notes are an integral part of these financial statements.

DREAM MEDIA, INC. fka 511410, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the nine months ending October 31, 2006 and 2005, and
from inception (February 2, 2005) through October 31, 2006
(Unaudited)

	9 MONTHS	9 MONTHS
	ENDING	ENDING	FROM
CASH FLOWS FROM OPERATING ACTIVITIES	10/31/2006	10/31/2005	INCEPTION

Net income (loss)	$(1,250)	$(1,300)	$(3,475)

Increase (Decrease) in Subscription Receivable	(6,700)	-	(6,700)
Increase (Decrease) in Accrued Expenses	1,250	1,200	3,325

Total adjustments to net income	(5,450)	1,200	3,375

Net cash provided by (used in) operating activities	(6,700)	(100)	(6,800)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-	-

Net cash flows provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued for cash	6,700	100	6,800

Net cash flows provided by (used in) financing activities	6,700	100	6,800

CASH RECONCILIATION

Net increase (decrease) in cash	-	-	-
Cash - beginning balance	-	-	-

CASH BALANCE - END OF PERIOD	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - OPERATIONS AND BASIS OF PRESENTATION

Industry:

DREAM MEDIA INC. fka 511410, Inc. (the Company) and formerly a blank check company, was incorporated on February 2, 2005 in the State of Delaware. In September 2006, the Company became actively engaged in raising capital in order to develop a plan of operation that was disclosed under Regulation FD on October 31, 2006. The Company has not had any significant operations or activities from inception; accordingly, the Company is deemed to be in the development stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital and establish probable or proven reserves. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company has adopted its fiscal year end to be January 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Use of Estimates:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses:

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Property and Equipment:

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls, the Company anticipates interested investors that intend to fund the Company's growth once the Company has assembled an experienced business development team in the US.

Cash and Cash Equivalents, and Credit Risk:

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Foreign Currency Translation and Transactions:

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

NOTE 3 - Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

Operating Lease Agreements:

The Company has no agreements at this time.

Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

NOTE 3 - AFFILIATES AND RELATED PARTIES

Significant relationships with (4) companies affiliated through common ownership and/or management, and (5) other related party are as follows:

The Company has received capital in exchange for common stock with the following entities who are owned 100% by Ken Osako, an Officer of the Company:

Strategic Capital Consultants received 5,000,000 shares for a value of $5000.
Offshore Accounts, Inc. received 100,000 shares for a value of $100.
SCC, Inc. received 10,000 shares for a value of $10.
RM Capital, Inc. received 10,000 shares for a value of $10.

The Company has received capital in exchange for common stock with the following related party individuals:

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Shingo Osako, Yuki Osako, Riki Osako, and Sachiyo Osako have contributed an aggregate amount of $251.50 in exchange for a total of 251,500 shares of common stock. These individuals are the brother, wife, son, and mother (respectively) of Ken Osako, an Officer of the Company.

The Company has compensated the officer of the Company with compensation in the form of stock as described in the equity footnote.

NOTE 4 - INCOME TAXES

The Company has a net operating loss carry-forward of $3,475 that will expire 20 years after the year generated. The loss generated for the fiscal year 2006 of $2,225 will expire in the year 2025 if not used. The loss generated in 2006 of $1,250 will expire in 2026.

NOTE 5 - LONG-TERM DEBT

The Company has no long-term debt.

NOTE 6 - SHAREHOLDERS' EQUITY

Common and Preferred Stock:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on February 2, 2005 in acceptance of the incorporation expenses for the Company.

During September 2006, the Company issued 6,700,000 shares of common stock at $.001 per share in a private placement offering exempt from registration with the U.S. Securities Act of 1933 for a total value of $6,700.

During November 2006, the Company undertook a private placement issuance, Regulation D Rule 506 offering, of 275,000 shares of common stock for a value of $275,000, or $1.00 per share. The Company believes this offering is exempt from registration with the US Securities and Exchange Commission. These shares have been subscribed for and the funds received in January of 2007.

Dream Media, Inc.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

Common Stock Recorded as Compensation:

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then outstanding.

2.  The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Commitments of the Company include the responsibility to the registration costs of the proposed filing.

Management is not aware of any contingent matters that could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

NOTE 8 - LITIGATION, CLAIMS AND ASSESSMENTS

From time to time in the normal course of business the Company will be involved in litigation. The Company’s management has determined any asserted or unasserted claims to be immaterial to the financial statements.

511410, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF JANUARY 31, 2006

511410, INC.
(a development stage company)
Financial Statements Table of Contents

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
511410, INC.

We have audited the accompanying balance sheet of 511410, INC. (a development stage company), as of January 31, 2006, and the related statement of operations, equity and cash flows from inception (February 2, 2005) through January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 511410, INC., as of January 31, 2006, and the results of its operations and its cash flows from inception (February 2, 2005) through January 31, 2006 in conformity with U.S. generally accepted accounting principles.

Gately & Associates, LLC
Altamonte Springs, FL
February 21, 2006

F-2

511410, Inc.
(a development stage company)
BALANCE SHEET
As of January 31, 2006

ASSETS

CURRENT ASSETS	1/31/2006

Cash	$-

Total Current	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$2,125

Total Current Liabilities	2,125

TOTAL LIABILITIES	2,125

STOCKHOLDERS' EQUITY

Common Stock - Par value $0.0001;
Authorized: 100,000,000
Issued and Outstanding: 100,000	100
Additional Paid-In Capital	-
Accumulated Deficit	(2,225)

Total Stockholders' Equity	(2,125)

TOTAL LIABILITIES AND EQUITY	$-

The accompanying notes are an integral part of these financial statements.

F-3

511410, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
For the elevin months ending January 31, 2006 and from
inception (February 2, 2005) through January 31, 2006

	11 MONTHS ENDING 1/31/2006	FROM INCEPTION

REVENUE	$-	$-

COST OF SERVICES	-	-

GROSS PROFIT OR (LOSS)	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	2,225	2,225

NET INCOME (LOSS)	(2,225)	(2,225)

ACCUMULATED DEFICIT, ENDING BALANCE	$(2,225)	$(2,225)

Earnings (loss) per share	Less than $0.01

Weighted average number of common shares	100,000

The accompanying notes are an integral part of these financial statements.

F-4

511410, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (February 2, 2005) through January 31, 2006

	NUMBER OF SHARES	COMMON STOCK	ACCUM. DEFICIT	TOTAL EQUITY

Stock Issued on acceptance
of incorporation expenses
February 2, 2005	100,000	$100	$-	$100

Net Loss	-	-	(2,225)	(2,225)

Total, January 31, 2006	100,000	$100	$(2,225)	$(2,125)

The accompanying notes are an integral part of these financial statements.

F-5

511410, Inc.
(a development stage company)
STATEMENTS OF CASH FLOWS
For the elevin months ending January 31, 2006 and from
inception (February 2, 2005) through January 31, 2006

	11 MONTHS ENDING 1/31/2006	FROM INCEPTION

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(2,225)	$(2,225)

Stock issued as compensation	100	100
Increase (Decrease) in Accrued Expenses	2,125	2,125

Total adjustments to net income	2,225	2,225

Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

None	-	-

Net cash flows provided by (used in) financing activities	-	-

CASH RECONCILIATION

Net increase (decrease) in cash	-	-
Cash - beginning balance	-	-

CASH BALANCE - END OF PERIOD	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

511410, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

511410, INC. (the Company), a Company incorporated in the state of Delaware as of February 2, 2005 plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be January 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company's ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

F-7

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage
in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

8. Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

F-8

Common Stock includes 100,000,000 shares authorized at a par value of $0.001, of which 100,000 have been issued for the amount of $100 on February 2, 2005 in acceptance of the incorporation expenses for the Company.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10. Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11. Income Taxes:

The Company has a net operating loss in the amount of $2,225 which may be used to offset future taxable income which may provide a tax savings of $400. This net operating loss may be carried forward to offset future taxable income for a period of twenty years.

F-9

 DREAM MEDIA, INC.
1,075,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$115.03

Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00
Total	$20,115.03

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for $100. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Scott Raleigh had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. On July 7, 2006, Scott Raleigh transferred the 100,000 shares to Ken Osako, pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On August 30, 2006, we issued 6,700,000 shares of our common stock to the following shareholders pursuant to an offering at $.001 per share. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Yasunori Suenaga	125,000
Shingo Osako	1,000
Yuki Osako	125,000
Riki Osako	125,000
Minuoru Watanabe	2,000
Yusuke Matsuo	2,000
Yoshitaka Shibuki	12,500
Hideaki Yonemura	2,000
Hector Prieto	12,500
Hideaki Kurosawa	12,500
Offshore Accounts, Inc.	100,000
Tadao Mochida	75,000
Shin Kato	1,000
Chikako Kondo	1,000
Harumi Kondo	1,000
Naohumi Kajiki	1,000
Kyoko Kotani	1,000
Mel Oronoz	30,000
Kelly Prieto	1,000
Sachiyo Osako	1,000
Nobuko Tamura	1,000
Chad Leonard	1, 000
Shinichi Hiwatashi	1,000
Daisuke Maehara	1,000
Yasuichi Hase	1,000
Michiyo Matsuo	1,000
Dream Media, Inc.	10,000
RM Capital, Inc.	27,500
Kenji Osako	1,000,000
Strategic Capital Consultants, Inc.	5,000,000
Minuro Miyashita	25,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 30, 2006, we issued 275,000 shares of our common stock to the following shareholders pursuant to an offering at $1.00 per share. Such shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Minoru Miyashita	25,000
Kimiko Yamada	25,000
Ranko Kishimoto	25,000
Masaru Naito	25,000
Mineko Kobayashi	25,000
Harumi Kondo	25,000
Yoriko Yoshii	25,000
Yayoi Nakai	25,000
Kazumi Uchida	25,000
Taeko Watanabe	25,000
Kazuko Naito	25,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of James Gately, CPA
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on February 5, 2007.

By:	/s/ Kenji Osako
KENJI OSAKO
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kenji Osako true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Kenji Osako	President, Chief Executive Officer, Chief Financial Officer
	KENJI OSAKO	Principal Accounting Officer and
Chairman of the Board of Directors

Dated: February 5, 2007